UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 20, 2025

ALGORHYTHM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 596-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2025, the stockholders of Algorhythm Holdings, Inc. (the “Company”) approved and adopted an amendment (the “Plan Amendment”) to the Company’s 2022 Equity Incentive Plan, as amended (the “Plan”), at its 2025 annual meeting of stockholders (the “Annual Meeting”). A summary of the material terms of the Plan, as amended by the Plan Amendment, is included under the heading “Proposal 4: Amendment to the 2022 Equity Incentive Plan” in the definitive proxy statement filed by the Company in connection with the Annual Meeting with the Securities and Exchange Commission on October 16, 2025. The summary is qualified in its entirety by reference to the full text of the Plan, as amended by the Plan Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 20, 2025, the Company held the Annual Meeting. A total of 1,194,491 shares of common stock, par value $0.01 per share (the “Common Stock”), representing 45.2% of the aggregate shares of Common Stock outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

All seven director nominees were elected as directors of the Company to serve until the Company’s 2026 annual meeting of stockholders.

The stockholders approved a proposal to authorize the board of directors to: (i) amend the Company’s certificate of incorporation to combine outstanding shares of Common Stock into a lesser number of outstanding shares, or complete a reverse stock split, at a specific ratio within a range of one-for-two (1-for-2) to a maximum of one-for-ten (1-for-10), with the exact ratio to be determined by the board of directors in its sole discretion, without further stockholder approval, and (ii) effect the reverse stock split, if at all, within one (1) year of November 20, 2025 (the “Reverse Stock Split Proposal”).

The stockholders approved the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion (the “Nevada Reincorporation Proposal”).

The stockholders approved an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance thereunder to 5,000,000 (the “2022 Plan Amendment Proposal”).

The stockholders approved the issuance of shares of Common Stock to Streeterville Capital, LLC in pre-paid financing transactions that may collectively equal or exceed 20% of the Company’s issued and outstanding shares of Common Stock (the “Pre-Paid Financing Proposal”).

The stockholders ratified the selection of M&K CPAs as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for its fiscal year ending December 31, 2025 (the “Ratification of M&K CPAs Proposal”).

The stockholders approved one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, the Nevada Reincorporation Proposal, the 2022 Plan Amendment Proposal and the Pre-Paid Financing Proposal if there are not sufficient votes at the Annual Meeting to approve and adopt these proposals (the “Adjournment Proposal”).

The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Withhold	Broker Non-Vote
(1) Gary Atkinson	629,414	59,085	505,992
(2) Bernardo Melo	656,812	31,687	505,992
(3) Harvey Judkowitz	657,045	31,454	505,992
(4) Jay B. Foreman	656,971	31,528	505,992
(5) Ajesh Kapoor	656,838	31,661	505,992
(6) Scott Thorn	656,961	31,538	505,992
(7) Kapil Gupta	656,885	31,614	505,992

2. Reverse Stock Split Proposal:

Votes For	Votes Against	Votes Abstained
1,067,850	125,822	819

3. Nevada Reincorporation Proposal:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
622,658	35,133	30,708	505,992

4. 2022 Plan Amendment Proposal:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
587,132	100,999	368	505,992

5. Pre-Paid Financing Proposal:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
595,879	90,038	2,582	505,992

6. Ratification of M&K CPAs Proposal:

Votes For	Votes Against	Votes Abstained
1,141,975	49,072	3,444

7. Adjournment Proposal:

Votes For	Votes Against	Votes Abstained
1,112,878	80,167	1,446

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Amendment to the Algorhythm Holdings, Inc. 2022 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2025

ALGORHYTHM HOLDINGS, INC.

By:	/s/ Alex Andre
Alex Andre
Chief Financial Officer and General Counsel